Centrue Financial Corporation

PO Box A3480 Chicago IL 60690-3480

MR A SAMPLE
DESIGNATION (IF ANY)
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CUSIP	15643B 10 6
Holder ID	XXXXXXXXXX
Insurance Value	1,000,000.00
Number of Shares	123456
DTC	12345678 123456789012345

Certificate Numbers	Num/No.	Denom.	Total
1234567890/1234567890	1	1	1
1234567890/1234567890	2	2	2
1234567890/1234567890	3	3	3
1234567890/1234567890	4	4	4
1234567890/1234567890	5	5	5
1234567890/1234567890	6	6	6
Total Transaction			7

016570| 003590|127C|RESTRICTED||4|057-423

PAR VALUE $1.00

Centrue
Financial Corporation

COMMON STOCK

THIS CERTIFICATE IS TRANSFERABLE IN CANTON, MA OR JERSEY CITY, NJ

Certificate Number
WWWW 00000000

Shares
600620****
600620**
****600620****
*****600620***
******600620**

CENTRUE FINANCIAL CORPORATION

INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE

THIS CERTIFIES THAT

MR. SAMPLE & MRS. SAMPLE &
MR. SAMPLE & MRS. SAMPLE

CUSIP 15643B 10 6

SEE REVERSE FOR CERTAIN DEFINITIONS

is the owner of

* * * SIX HUNDRED THOUSAND
SIX HUNDRED AND TWENTY* * *

FULLY PAID AND NON-ASSESSABLE SHARES OF THE CAPITAL STOCK, PAR VALUE $1.00 PER SHARE, OF

Centrue Financial Corporation (hereinafter called the "Corporation"), transferable on the books of the Corporation, in person or by duly authorized attorney, upon surrender of this Certificate properly endorsed. This Certificate and the shares represented hereby, are issued under and shall be held subject to all of the provisions of the Certificate of Incorporation and By-Laws of the Corporation and of the amendments thereto, copies of which are on file with and obtainable upon request from the Corporation, to all of which the holder, by acceptance hereof, assents.

This Certificate is not valid until countersigned by the Transfer Agent and registered by the Registrar.

Witness the facsimile seal of the Corporation and the facsimile signatures of its duly authorized officers.

President

CENTRUE FINANCIAL CORPORATION
CORPORATE SEAL
DELAWARE

Secretary

DATED <<Month Day, Year>>

COUNTERSIGNED AND REGISTERED:
COMPUTERSHARE INVESTOR SERVICES, LLC.
(CHICAGO)
TRANSFER AGENT AND REGISTRAR,

By ______________________
AUTHORIZED SIGNATURE

SECURITY INSTRUCTIONS ON REVERSE

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CENTRUE FINANCIAL CORPORATION

The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM	- as tenants in common	UNIF GIFT MIN ACT-	.... Custodian .... (Cust) (Minor) under Uniform Gifts to Minors Act .... (State)
TEN ENT	- as tenants by the entireties		
JT TEN	- as joint tenants with right of survivorship and not as tenants in common	UNIF TRF MIN ACT	.... Custodian (until age...) .... (Cust) (Minor) under Uniform Transfers to Minors Act .... (State)

Additional abbreviations may also be used though not in the above list.

For value received, ______________________ hereby sell, assign and transfer unto

PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE

____

(PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING POSTAL ZIP CODE, OF ASSIGNEE)

____

____

____ Shares

of the stock represented by the within Certificate, and do hereby irrevocably constitute and appoint

____ Attorney

to transfer the said stock on the books of the within-named Corporation with full power of substitution in the premises.

Dated: ______________________ 20______

Signature: ______________________

Signature: ______________________

Notice: The signature to this assignment must correspond with the name as written upon the face of the certificate, in every particular, without alteration or enlargement, or any change whatever.

Signature(s) Guaranteed: Medallion Guarantee Stamp

THE SIGNATURE(S) SHOULD BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (Banks, Stockbrokers, Savings and Loan Associations and Credit Unions) WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM, PURSUANT TO S.E.C. RULE 17Ad-15.



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